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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Keystone Property Trust

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NEWS RELEASE

PROLOGIS FORMS FUNDS TO ACQUIRE SHARES OF KEYSTONE PROPERTY
TRUST FOR A TOTAL CONSIDERATION OF $1.6 BILLION

Transaction Enhances ProLogis’ Position in Key Markets of Northern New Jersey, Eastern
Pennsylvania, Indianapolis and Miami; ProLogis Raises Over $425 Million of Private Equity for
New Property Funds to Support Acquisition; Assets Under Management in ProLogis Property
Funds to Grow to $7.6 Billion from $6.0 Billion

DENVER — May 3, 2004 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, announced today that Keystone Property Trust (NYSE: KTR) has agreed, subject to its shareholder approval, to be acquired by a partnership of ProLogis and certain affiliates of investment funds managed by Eaton Vance Management (the “Eaton Vance Fund Affiliates”) for $23.80 per share, with a total consideration of $1.6 billion including assumed liabilities and expenses. Eaton Vance is a Boston-based investment manager with over $83 billion of assets under management. The transaction further strengthens ProLogis’ position as the largest public U.S.-based global provider of distribution facilities and services, bringing the total distribution facilities operating and under development from 247 million square feet in 70 global markets to over 280 million square feet in 71 markets.

ProLogis and the Eaton Vance Fund Affiliates have formed five separate entities to purchase 22.9 million square feet of Keystone’s bulk industrial properties valued at $1.37 billion. The Eaton Vance Fund Affiliates will own 80% and ProLogis will own 20% of each of the entities. It is anticipated that each entity will have targeted leverage of approximately 60% to 65%. Consistent with existing ProLogis property funds, ProLogis will receive management and performance incentive fees from the newly formed entities. ProLogis will purchase directly those remaining assets owned by Keystone and Keystone’s joint venture interests in properties, totaling 10.9 million square feet, for $290 million. The transaction is anticipated to be accretive to ProLogis by approximately $0.04 to $0.05 in per share funds from operations in 2005.

Strengthened Position in Key Logistics Markets

K. Dane Brooksher, chairman and chief executive officer of ProLogis, said, “We are pleased to be adding Keystone’s exceptional customers and properties to the platform ProLogis has today. Keystone’s properties provide a strategic fit that strengthens ProLogis’ position in key logistics markets and expands our operating platform to better serve our global customers. Specifically, this transaction significantly enhances our positions in New Jersey, Eastern Pennsylvania, Indianapolis and the Miami airport market — four of the most important logistics markets in the United States.”

Mr. Brooksher added that Keystone brings to ProLogis tremendous product and customer synergies through its high-quality, low-finish, bulk distribution portfolio. “Several of Keystone’s major customers are among ProLogis’ top customers, including Exel Logistics, The Home Depot, Procter & Gamble, APL Logistics and Sears Logistics Services. Adding Keystone’s development pipeline to our operating platform allows us to better meet customers’ distribution requirements and creates opportunities to expand the pipeline of potential contributions to other ProLogis property funds. Additionally, because ProLogis owns and manages facilities in each of Keystone’s major markets, we expect to leverage the

ProLogis Operating System® — consisting of property managers, marketing, leasing and global services professionals — to achieve leasing and overhead economies,” he said.

Significant Growth in Assets Under Management and New Capital Relationships

“We are pleased to add the Eaton Vance Fund Affiliates as well as Keystone’s existing joint venture partners to our roster of high-quality capital sources. The addition of another $1.6 billion of assets will bring us to a total of $7.6 billion in assets under management in ProLogis property funds. This growth in property funds, combined with ProLogis’ economies of scale, will accelerate growth in management fee income with only a minimal increase in operating expenses,” concluded Mr. Brooksher.

Morgan Stanley and Citigroup Global Markets Inc. acted as financial advisors for the Eaton Vance Fund Affiliates and ProLogis. Mayer, Brown, Rowe & Maw, LLP and Goulston & Storrs, P.C. acted as legal advisors for ProLogis and the Eaton Vance Affiliates, respectively.

Proxies may be solicited on behalf of Keystone Property Trust by members of its board of trustees and executive officers. Once filed, information about such persons can be found in Keystone Property Trust’s definitive proxy statement relating to its 2004 Annual Meeting of Stockholders, which is available without charge at the U.S. Securities and Exchange Commission’s (“SEC”) internet website at http://www.sec.gov.

In connection with the proposed transaction, Keystone Property Trust will file a proxy statement with the SEC. Keystone Property Trust stockholders should read the proxy statement when it is available because it will contain important information. Investors can obtain the proxy statement and other relevant documents, including the merger agreement relating to the proposed transaction, without charge at the SEC’s internet website at http://www.sec.gov.

Supplemental information on the transaction will be available from ProLogis’ web site at 2:00 pm Eastern Time on Tuesday, May 4, 2004 at http://ir.prologis.com or by request at 800-820-0181. The company will host a web cast and conference call to provide additional detail on the transaction at 3:00 pm Eastern Time on Tuesday, May 4, 2004. Interested parties can participate in the conference call by dialing 800-967-7184 or internationally by dialing 719-457-2633, confirmation code 405071. A replay of the web cast will be available on the company’s web site until May 18, 2004.

About ProLogis

ProLogis is a leading provider of distribution facilities and services with 247.5 million square feet (23.0 million square meters) in 1,790 distribution facilities owned, managed and under development in 70 markets in North America, Europe and Asia. ProLogis continues to expand the industry’s first and largest global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.

###

Investor Relations:	Melissa Marsden	Media Contact:	Rick Roth (U.S.)
	ProLogis		ProLogis
	(303) 576-2622		303.576.2641
	mmarsden@prologis.com		media@prologis.com

Financial Media
Contact:	Suzanne Dawson
Linden Alschuler & Kaplan, Inc.
212-329-1420
sdawson@lakpr.com

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, changes in financial markets or interest rates that could adversely affect ProLogis’ cost of capital and its ability to meet its financing needs and obligations, weather, obtaining governmental approvals and meeting development schedules, and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2003.

Proxies may be solicited on behalf of Keystone Property Trust by members of its board of trustees and executive officers. Once filed, information about such persons can be found in Keystone Property Trust’s definitive proxy statement relating to its 2004 Annual Meeting of Stockholders, which is available without charge at the U.S. Securities and Exchange Commission’s (“SEC”) internet website at http://www.sec.gov.

In connection with the proposed transaction, Keystone Property Trust will file a proxy statement with the SEC. Keystone Property Trust stockholders should read the proxy statement when it is available because it will contain important information. Investors can obtain the proxy statement and other relevant documents, including the merger agreement relating to the proposed transaction, without charge at the SEC’s internet website at <http://www.sec.gov>.

Acquisition of Keystone Property Trust May 4, 2004

Transaction Overview ProLogis (PLD) and investment companies managed by Eaton Vance Affiliates (EVA) have agreed to purchase the stock of Keystone Property Trust (KTR) for $23.80 per share with total consideration of $1.6 billion, including assumed liabilities and expenses.

Strategic Advantages to ProLogis High quality and compatible portfolio of bulk distribution assets totaling 33 msf, with a 92.4% stabilized occupancy and an average age of 12 years Significantly enhances ProLogis' market position in New Jersey and Eastern PA to over 29 msf from 9 msf currently Adds 1.7 msf of new facilities near Miami International Airport, the second largest air cargo hub in the United States Increases assets under fund management by over 25%, from $6 billion to $7.6 billion, driving fee income up $9 - $11 million per year with only a minimal increase in operating expenses Adds 3 new fund partners, including Eaton Vance, to our list of quality capital sources Further enhances relationships with key global customers such as Exel Logistics, Home Depot, APL Logistics and Procter & Gamble Expected to drive increase in North American development starts by $50 to $75 million per year through enhanced market presence

Acquisition Summary PLD and EVA will form five funds that purchase for cash 22.9 msf of properties valued at $1.37 billion; PLD will own 20% and EVA 80% of each fund. Anticipated leverage for each fund is 60% to 65% and PLD will receive management and incentive fees from each fund. PLD will purchase the remaining assets for cash and stock of $290 million. PLD's direct investment will consist of the following: PLD Direct Investment $ Millions 20% interest in two existing KTR JVs $ 97 Interest in one development JV 13 Wholly owned assets 165 Land 15 $290 Total investment ($ millions): PLD EVA Total PLD/EVA funds $275 $1,100 $1,375 PLD direct investment 290 -- 290 Total $565 $1,100 $1,665

PLD/EVA Fund Structure Sponsorship: EVA (80%) and PLD (20%) will own five discrete property funds. Each individual fund will approximate $150 - $500 million in value Term: Funds will have minimum 8 - 10 year terms Venture Leverage: Approximately 60% to 65% of gross asset value Fees: PLD will receive management and performance incentive fees Management Agreement: Minimum 8 - 10 year initial term Governance: Day-to-day operations managed by PLD Five board members (three will be appointed by EVA) Major decisions require unanimous approval Performance Incentive: Attractive two-tier current promote with fixed component above 7.0% ROE and additional promotes escalating over life of venture Liquidation Proceeds: First, net proceeds from any sale of the assets will first be distributed on a pro rata basis in the amount of each partner's equity; Second, proceeds are split 36% to PLD and 64% to EVA on all proceeds received after all cumulative fees are paid and an 11% look-back IRR is achieved by each partner Liquidation Puts: None

Enhanced PLD Presence in Key Logistics Markets 11 properties 1,502,672 SF 11 properties 4,590,445 SF NJ 35 properties 9,210,122 SF E. PA 39 properties 10,586,381 SF 19,796,503 SF 25 properties 2,701,789 SF 17 properties 2,467,267 SF 92 properties 14,645,894 SF 45 properties 4,904,428 SF NJ 37 properties 6,608,715 SF E. PA 5 properties 2,656,735 SF 9,265,450 SF 103 properties 16,148,566 SF 56 properties 9,494,873 SF NJ 72 properties 15,818,837 SF E. PA 44 properties 13,243,116 SF 29,061,953 SF 25 properties 2,701,789 SF 125 properties 10,880,335 SF Keystone Portfolio ProLogis Portfolio Combined Portfolio 108 properties 8,413,068 SF Increase in So. Florida market from 2.3 msf to 4.8 msf

Keystone Portfolio: High Quality Customers with PLD Relationships Keystone's Top 10 Customers* % of Rentable Square Percentage Annualized PLD Customer Name Feet of Leased SF Base Rents Customer 1 Exel Logistics 1,662,293 5.5% 5.1% ? 2 The Home Depot 812,739 2.7% 3.0% ? 3 Procter & Gamble 912,605 3.0% 2.7% ? 4 Brightpoint, Inc 495,740 1.6% 2.4% 5 Electrolux Home Products 875,738 2.9% 2.2% ? 6 APL Logistics 585,510 1.9% 2.2% ? 7 Herrod Distribution 610,949 2.0% 2.2% 8 Baker & Taylor 421,200 1.4% 2.0% 9 Belkin Electronics, Inc 798,096 2.6% 1.9% 10 Sears Logistics Services 507,000 1.7% 1.7% ? 7,681,870 25.3% 25.4% *Source: Company 2003 10K 6 of Keystone's Top 10 Customers are also PLD's Customers in Other Markets

Key Financial Considerations Accretive to ProLogis FFO in 2005 by $0.04 to $0.05 per share, assuming current economic conditions and no additional development starts Strong current ROE Upside potential Increasing occupancies and in-place rents Increasing future development starts and Acceleration of CDFS profits, fund NOI and management fees from future contributions No material change to PLD's debt levels or fixed charge coverage ratios

Long-Term Financing Upon closing, PLD and EVA will pay off all fixed rate obligations of KTR New secured debt will be put in place for each PLD/EVA fund. The following intended transaction financing assumes 60% debt financing at the fund level: ($ Millions) PLD EVA Total Cash from PLD/EVA funds - property level secured debt $165 $ 660 $ 825 Cash from EVA's equity contribution to funds -- 440 440 Estimated PLD common stock (1) 100 -- 100 Cash from PLD asset dispositions 150 -- 150 Assumption of pro rata share of debt in three existing KTR JVs 50 -- 50 Cash from issuance of PLD preferred stock and/or unsecured debt 100 -- 100 $565 $1,100 $1,665 (1) Issued in the form of partnership units convertible to common stock

Significant Increase in ProLogis Property Funds Property Fund Asset Growth (in billions) At 3/31/04, average PLD ownership of 25% Pro forma 24% after acquisition At 3/31/04, current PLD debt-to-total-fund book value of 53% Pro forma 53% - 54% after acquisition $1.7 $2.9 $4.6 $5.7 $6.0 $7.6 $0.7

ProLogis Financial Summary PLD investment including land $565 Million PLD unleveraged stabilized yield on investment including fees(1) 8.3% 2005 PLD Expected Return on Equity(2) 14% to 15% 2005 Accretion to PLD FFO $0.04 to $0.05/share (1) Unleveraged stabilized yield on investment, including stabilizing KTR developments and excluding fees, is 7.2% (2) Assumes aforementioned long-term capital structure

Supplemental Information

PLD/EVA Funds - Portfolio Summary Operating Properties Square Feet New Jersey 6,014,550 Eastern PA 7,846,592 Miami 2,458,701 Indianapolis 799,344 South Carolina 2,701,789 Ohio 1,388,672 Subtotal 21,209,648 Developments Under Construction New Jersey Developments(1) 1,293,734 Expansion Land(2) 371,000 Total PLD/EVA Fund Portfolio 22,874,382 Represents two buildings in New Jersey of 521,881 and 771,853 sf Represents potential build-out

PLD Direct Investment Stabilized Assets Square Feet CalEast JV(1) 3,368,408 AFL-CIO JV(2) 4,314,961 Wholly Owned Assets(3) 2,443,880 Subtotal 10,127,249 Developments Under Construction Browning Joint Venture(4) 813,054 Total PLD Direct Portfolio 10,940,303 Land New Jersey/E. PA(5) 1,683,000 Total Potential Square Feet 12,623,303 PLD ownership of 20%; properties are all in New Jersey distribution markets PLD ownership of 20%; properties are in New Jersey (203,404 sf), E. PA (1,267,956 sf) and Indianapolis (2,843,601 sf) Properties are in E. PA and New Jersey PLD ownership of 50%, consisting of one building in Indianapolis Represents potential build-out

Staggered Lease Expirations Keystone Lease Expiration Schedule Keystone's Lease Expirations Coincide with PLD's Lease Expirations Square Footage Annualized % of KTR % of PLD on Expiring Rent of Expiring Annualized Annualized % of Year Leases Leases Base Rents Base Rents Base Rents 2004 3,818,761 $14,345 11.5% 10.0% 10.2% 2005 6,604,677 27,550 22.1% 14.8% 15.7% 2006 3,500,913 15,815 12.7% 13.7% 13.6% 2007 3,442,527 14,807 11.9% 10.1% 10.3% 2008 3,569,214 14,096 11.3% 10.3% 10.4% 2009 2,059,562 9,589 7.7% 7.7% 7.7% 2010 1,191,140 4,913 3.9% 4.6% 4.5% 2011 1,991,778 7,382 5.9% 4.9% 5.0% 2012 802,145 3,332 2.7% 5.8% 5.4% Thereafter 2,264,366 12,865 10.3% 18.1% 17.2% 28,705,803 $124,694 100% 100% 100% PLD Expirations Combined Expirations